Exhibit 4.3

SOUTHERN CALIFORNIA EDISON COMPANY
TO
HARRIS TRUST AND SAVINGS BANK,
Trustee

INDENTURE
Dated as of January 15, 1993

DEBT SECURITIES

SOUTHERN CALIFORNIA COMPANY
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED, AND
INDENTURE, DATED AS OF JANUARY 15,1993

Trust Indenture
Act Section
Indenture Section

§310(a)(1) ..........................................................................	609
(a)(2) ..................................................................................	609
(a)(3) ..................................................................................	Not Applicable
(a)(4) ..................................................................................	Not Applicable
(a)(5) ..................................................................................	609
(b)........................................................................................	608
............................................................................................	610
(c)........................................................................................	Not Applicable
§311 ...................................................................................	613
§312(a)................................................................................	701
............................................................................................	702
(b)........................................................................................	702
(c)........................................................................................	702
§313(a)................................................................................	703
(b)........................................................................................	703
(c)........................................................................................	703
(d)........................................................................................	703
§314(a)(1)(2)(3) ..................................................................	704
(a)(4) ..................................................................................	1008

(b)........................................................................................	Not Applicable
(c)(1) ...................................................................................	102
(c)(2) ...................................................................................	102
(c)(3) ...................................................................................	Not Applicable
(d)........................................................................................	Not Applicable
(e)........................................................................................	102
§315(a)................................................................................	601
(b)........................................................................................	602
(c)........................................................................................	601
(d)........................................................................................	601
(e)........................................................................................	514
§316(a)...............................................................................	101
(a)(1)(A)...............................................................................	502
............................................................................................	512
(a)(1)(B)..............................................................................	513

SOUTHERN CALIFORNIA COMPANY RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED, AND
INDENTURE, DATED AS OF JANUARY 15, 1993 (Cont.)

(a)(2) .........................................................................	Not Applicable
(b)...............................................................................	508
(c)...............................................................................	104
§317(a)(1) .................................................................	503
(a)(2) .........................................................................	504
(b)...............................................................................	1003
§318(a).......................................................................	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS
		PAGE
PARTIES		1
RECITALS		1

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101	Definitions:
	Act	2
	Article	2
	Affiliate; control	2
	Authenticating Agent	2
	Authorized Newspaper	2
	Bearer Security	2
	Board of Directors	2
	Board Resolution	2
	Business Day	2
	Commission	3
	Company	3
	Company Request; Company Order	3
	Components	3
	Conversion Date	3
	Corporate Trust Office	3
	Corporation	3
	Coupon	3
	Debt Securities	4
	Defaulted Interest	4
	Depositary	4
	Designated Currency	4
	Dollar	4
	ECU	4
	European Communities	4
	Event of Default	4
	Exchange Rate	4
	Exchange Rate Officer's Certificate	5
	Foreign Currency	5
	Global Security	5
	Government Obligations	5
	Herein	2
ii

	Hereof	2
	Hereunder	2
	Holder	6
	Indenture	6
	Interest	6
	Interest Payment Date	6
	Maturity	6
	Officers' Certificate	6
	Opinion of Counsel	6
	Original Issue Discount Security	6
	Outstanding	6
	Paying Agent	8
	Person	8
	Place of Payment	8
	Predecessor Security	8
	Redemption Date	8
	Redemption Price	8
	Registered Security	8
	Regular Record Date	8
	Repayment Date	8
	Repayment Price	8
	Responsible Officer	8
	Section	2
	Security Register; Security Registrar	9
	Special Record Date	9
	Stated Maturity	9
	Subsidiary	9
	Tranche	9
	Trust Indenture Act or TIA	9
	Trustee	9
	United States	10
	United States Alien	10
	Yield to Maturity	10
SECTION 102	Compliance Certificates and Opinions	10
SECTION 103	Form of Documents Delivered to Trustee	11
SECTION 104	Acts of Holders	11
SECTION 105	Notices, etc , to Trustee and Company	14
SECTION 106	Notice to Holders; Waiver	15
SECTION 107	Conflict with Trust Indenture Act	16
SECTION 108	Effect of Headings and Table of Contents	16
SECTION 109	Successors and Assigns	16
SECTION 110	Separability Clause	16
SECTION 111	Benefits of Indenture	16

SECTION 801	Company May Consolidate, etc , Only on Certain Terms	61
SECTION 802	Successor Substituted	62

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901	Supplemental Indentures Without Consent of Holders	63
SECTION 902	Supplemental Indentures with Consent of Holders	64
SECTION 903	Execution of Supplemental Indentures	65
SECTION 904	Effect of Supplemental Indentures	66
SECTION 905	Conformity with Trust Indenture Act	66
SECTION 906	Reference in Debt Securities to Supplemental Indentures	66

ARTICLE TEN
COVENANTS

SECTION 1001	Payment of Principal, Premium and Interest	66
SECTION 1002	Maintenance of Office or Agency	67
SECTION 1003	Money for Debt Securities Payments to Be Held in Trust	68
SECTION 1004	Existence	69
SECTION 1005	Appointments to Fill Vacancies in Trustee's Office	69
SECTION 1006	Payment of Additional Amounts	70
SECTION 1007	Purchase of Debt Securities by Company or Subsidiary	70
SECTION 1008	Officers' Certificate as to Default	71
SECTION 1009	Waiver of Certain Covenants	71
vi

ARTICLE ELEVEN

REDEMPTION OF DEBT SECURITIES

SECTION 1101	Applicability of Article	70
SECTION 1102	Election to Redeem; Notice to Trustee	72
SECTION 1103	Selection by Trustee of Debt Securities to Be Redeemed	72
SECTION 1104	Notice of Redemption	72
SECTION 1105	Deposit of Redemption Price	73
SECTION 1106	Debt Securities Payable on Redemption Date	73
SECTION 1107	Debt Securities Redeemed in Part	74

ARTICLE TWELVE
SINKING FUNDS

SECTION 1201	Applicability of Article	75
SECTION 1202	Satisfaction of Sinking Fund Payments with Debt Securities	75
SECTION 1203	Redemption of Debt Securities for Sinking Fund	76

ARTICLE THIRTEEN
DEFEASANCE

SECTION 1301	Discharge and Defeasance of Debt Securities of any Series	76
SECTION 1302	Repayment to Company	79
SECTION 1303	Indemnity for Government Obligations	79
SECTION 1304	Application of Trust Money	79
SECTION 1305	Reinstatement	80

ARTICLE FOURTEEN
MEETINGS OF HOLDERS OF DEBT SECURITIES

SECTION 1401	Purposes for Which Meetings May Be Called	80

SECTION 1402	Call, Notice and Place of Meetings	80
SECTION 1403	Persons Entitled to Vote at Meetings	81
SECTION 1404	Quorum; Action	81
SECTION 1405	Determination of Voting Rights, Conduct and Adjournment of Meetings	82

SECTION 1406	Counting Votes and Recording Action of Meetings	83

vii

ARTICLE FIFTEEN
REPAYMENT AT OPTION OF HOLDERS

SECTION 1501	Applicability of Article	83
SECTION 1502	Repayment of Debt Securities	84
SECTION 1503	Exercise of Option	84
SECTION 1504	When Securities Presented for Repayment Become Due and Payable	85
SECTION 1505	Debt Securities Repaid in Part	85
	TESTIMONIUM	86
	SIGNATURES AND SEALS	86
	ACKNOWLEDGMENTS	87
EXHIBIT A		A-1
EXHIBIT B		B-1

INDENTURE, dated as of January 15, 1993 between Southern California Edison Company, a California corporation (hereinafter called the "Company"), having its principal place of business at 2244 Walnut Grove Avenue, Rosemead, California 91770, and Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter called the "Trustee"), having its Corporate Trust Office at 111 West Monroe Street, Chicago, Illinois 60690.

RECITALS OF THE COMPANY

The Company has heretofore duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (herein called the "Debt Securities"), to be issued in one or more series as in this Indenture provided.

All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of a series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

(5)the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

104.
"Act" when used with respect to any Holder has the meaning specified in Section

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" has the meaning specified in Section 614.

"Authorized Newspaper" means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

"Bearer Security" means any Debt Security in the form of bearer securities established pursuant to Section 202 that is payable to bearer.

"Board of Directors" means either the Board of Directors of the Company or any committee of that board duly authorized to act in respect thereof.

"Board Resolution" means a copy of a resolution certified by the Secretary or an

Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

"Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by any one of the Chairman of the Board, President, Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.

"Components", with respect to a composite currency (including but not limited to the ECU), means the currency amounts that are components of such composite currency on the Conversion Date. If after such Conversion Date the official unit of any component currency is altered by way of combination or subdivision, the number of units of such currency shall be divided or multiplied in the same proportion to calculate the Component. If after such Conversion Date two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of such consolidated component currencies expressed in such single currency, and such amount shall thereafter be a Component. If after such Conversion Date any component currency shall be divided into two or more currencies, the amount of such currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of such former component currency divided by the number of currencies into which such component currency was divided, and such amounts shall thereafter be Components.

"Conversion Date", with respect to a composite currency (including but not limited to the ECU), has the meaning specified in Section 311.

"Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.

The term "corporation" means a corporation, association, company, joint stock company or a business trust.

The term "coupon" means any interest coupon appertaining to a Bearer Security.

"Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

"Defaulted Interest" has the meaning specified in Section 307.

"Depositary" means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

"Designated Currency" has the meaning specified in Section 313.

"Dollar" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

"ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

"European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

"Event of Default" has the meaning specified in Section 501.

"Exchange Rate" means (a) with respect to a currency (other than a composite currency) in which payment is to be made on Debt Securities denominated in a composite currency, the exchange rate between such composite currency and such currency reported by the agency or organization, if any, designated pursuant to Section 301 (13) or by the Council of the European Communities (in the case of ECU, whose reports are currently based on the rates in effect at 2:30 P.M., Brussels time, on the relevant exchange markets), as appropriate, or if such exchange rate is not or ceases to be so reported, then such exchange rate as shall be determined by the Trustee using, in its sole discretion and without liability on its part, quotations from one or more major banks in The City of New York or such other quotations as the Trustee shall deem appropriate, in either case on the applicable Regular or Special Record Date or the fifteenth day immediately preceding the maturity of an instalment of principal, as the case may be, (b) with respect to Dollars in which payment is to be made on Debt Securities denominated in a Foreign Currency, the noon Dollar buying rate for that currency for cable transfers quoted in The

City of New York on the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, (c) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in Dollars or converted into Dollars pursuant to Section 311 (d) (ii), the noon Dollar selling rate for that currency for cable transfers quoted in The City of New York on the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York, and (d) with respect to a Foreign Currency in which payment is to be made on Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 301 (16). Except in the situation contemplated in (a) above, if for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

"Exchange Rate Officer's Certificate", with respect to any date for the payment of principal of, premium, if any, or interest on any series of Debt Securities, means a certificate setting forth the applicable Exchange Rate or Rates as of the Regular or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, and the amounts payable in Dollars, Foreign Currencies and composite currencies in respect of the principal of (and premium, if any) and interest on Debt Securities denominated in ECU, any other composite currency or any Foreign Currency, and signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.

"Foreign Currency" means a currency issued by the government of any country other than the United States of America.

"Global Security" means a Registered or Bearer Security evidencing all or part of a series of Debt Securities, issued to the Depositary for such series or a nominee thereof in accordance with Section 303, and bearing the legend prescribed in Section 303(c).

"Government Obligations" has the meaning specified in Section 1301.

"Holder", with respect to a Registered Security, means the Person in whose name such Registered Security is registered in the Security Register and, with respect to a Bearer Security or a coupon, means the bearer thereof.

"Indenture" means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities established as contemplated by Section 301.

The term "interest", when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

"Interest Payment Date", with respect to any Debt Security, means the Stated Maturity of an instalment of interest on such Debt Security.

"Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

"Officer's Certificate" means a certificate signed by any one of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Manager of Corporate Finance of the Company, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who may be an employee of or other counsel to the Company and who shall be satisfactory to the Trustee, which is delivered to the Trustee.

"Original Issue Discount Security" means (i) any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 and (ii) any Debt Security issued with original issue discount for United States Federal income tax purposes.

"Outstanding" when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

(i)Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any coupons appertaining thereto; provided, however, that if such Debt Securities are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)Debt Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; and

(iv)Debt Securities as to which Defeasance has been effected pursuant Section 1301 (c)(1);

provided, however, that in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder or whether a quorum is present at a meeting of Holders of Outstanding Debt Securities or the number of votes entitled to be cast by each Holder of a Debt Security in respect of such Debt Security at any such meeting (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof to such date pursuant to Section 502, (ii) the principal amount of a Debt Security denominated in a Foreign Currency or composite currency shall be deemed to have the principal amount determined by the Trustee by converting the principal amount of such Debt Security in the currency in which such Debt Security is denominated into Dollars at the Exchange Rate as of the date such Act is delivered to the Trustee and, where it is hereby expressly required, to the Company (or, if there is no such rate on such date for the reasons specified in Section 311(d)(i), such rate on the date specified in such Section), and (iii) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent, waiver or action, only Debt Securities that the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the

Company or of such other obligor.

"Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities or coupons on behalf of the Company.

"Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment", when used with respect to the Registered Securities of any series payable in Dollars, means the Corporate Trust Office of the Trustee in Chicago, Illinois and, when used with respect to the Debt Securities of any series, means such other place or places, if any, where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified as contemplated by Section 301.

"Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

"Redemption Date", when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

"Registered Security" means any Debt Security in the form of registered securities established pursuant to Section 202 that is registered in the Security Register.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date specified for that purpose as contemplated by Section 301.

"Repayment Date" means, when used with respect to any Debt Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

"Repayment Price" means, when used with respect to any Debt Security to be repaid at the option of the Holder, the price at which such Debt Security is to be repaid by or pursuant to this Indenture.

"Responsible Officer" when used with respect to the Trustee means the chairman or any vice-chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

"Stated Maturity", when used with respect to any Debt Security or any instalment of principal or interest thereon, means the date specified in such Debt Security or a coupon representing such instalment of interest as the fixed date on which the principal of such Debt Security or such instalment of principal or interest is due and payable.

"Subsidiary" means any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

"Tranche" means a group of Debt Securities which are of the same series and have identical terms except as to principal amount and date of issuance.

"Trust Indenture Act" or "TIA" (except as herein otherwise expressly provided) means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean each Trustee with respect to Debt Securities of that series.

"United States" means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

"United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

"Yield to Maturity" means the yield to maturity, calculated at the time of issuance of a series of Debt Securities or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

SECTION 102. Compliance Certificates and Opinions.

Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 1008) shall include

(1)a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of such individual, the individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certifIed by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based is erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Debt Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Debt Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debt Securities of such series duly called and held in accordance with the provisions of

Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy or of the holding by any Person of a Debt Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Debt Securities shall be provided in the manner provided in Section 1406.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

(c)The ownership of Registered Securities shall be proved by the Security Register.

(d)The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or
(2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

(e)The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(f)If the Company shall solicit from the Holders of Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to authority granted in a Board Resolution, set in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, by operation of law or otherwise, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders of Registered Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Registered Securities of such series Outstanding shall be computed as of such record date. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Debt Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of outstanding Debt Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Debt Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Debt Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon receipt by the Trustee from any Holder of Debt Securities of a particular series of (i) any notice of default or breach referred to in Section 501(d) or 501(e), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 502, if an Event of Default with respect to Debt Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 512 with respect to Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Debt Securities of such series, or all series, if applicable, entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth day thereafter, the Trustee shall notify the Company and the Holders of Outstanding Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Debt Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Debt Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Debt Securities of the relevant series on the date such notice, declaration or directions is so given.

(g)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Debt Security may do so with regard to all or any part of the principal amount of such security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(1)the Trustee by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Indenture Trust Division.

(2)the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company (Attention: Manager of Corporate Finance) addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (2) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York (and, if such Debt Securities are not listed on any stock exchange outside the United States, in London) and, if the Debt Securities of such series are then listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and such stock exchange shall so require, in London and, if the Debt Securities of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg and, if the Debt Securities of such series are then listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

In the event of suspension of regular mail service or if for any other reason it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such a notification to holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided above.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Debt Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Debt Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

This Indenture and the Debt Securities and coupons shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of laws thereof.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any

Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debt Securities (other than a provision of the Debt Securities of any series which specifically states that such provisions shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114. No Security Interest Created.

Nothing in this Indenture or in the Debt Securities expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its subsidiaries is located.

ARTICLE TWO

DEBT SECURITY FORMS

SECTION 201. Forms Generally.

The Debt Securities of each series and the coupons, if any, to be attached thereto, shall be in substantially the form established by or pursuant to the authority granted in a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Debt Securities may have notations, legends or endorsements placed thereon as may be required by law, or securities exchange rule, or as may, consistently herewith, be determined by the officers executing such Debt Securities and coupons, if any, as evidenced by their execution of the Debt Securities and coupons, if any.

Each Bearer Security and Coupon shall bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

The definitive Debt Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities and coupons, as conclusively evidenced by their execution of such Debt Securities and coupons.

SECTION 202. Forms of Debt Securities.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Debt Securities, the Debt Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by Section 301, the Debt Securities of a series shall be issuable (a) in bearer form, with interest coupons attached,
(a)in registered and bearer form or (c) in the form of one or more Global Securities in whole or in part.

SECTION 203. Form of Trustee's Certificate of Authentication.

The form of the Trustee's certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series referred to in the within-mentioned Indenture.
Harris Trust and Savings Bank
as Trustee

By
Authorized Signatory
[OR
Harris Trust and Savings Bank
as Trustee

By
Authenticating Agent

By    ]*
Authorized Signatory

* To be inserted only if an Authenticating Agent is appointed under Section 614.

ARTICLE THREE

THE DEBT SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 303, set forth or determined in the manner provided, in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1)the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(2)the limit, if any, upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 304, 305, 306, 906 or 1107);

(3)the date or dates on which the principal of the Debt Securities of the series is payable or the means by which such date or dates shall be determined or specified;

(4)the rate or rates, if any, or the method of calculating the rates, at which the Debt Securities of the series shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date and whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Debt Securities of such series shall, in the event of certain changes in the United States Federal income tax laws, apply to the Debt Securities or the means by which such rate or rates or date or dates shall, be determined or specified;

(5)the place or places where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable;

(6)the period or periods within which or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which Debt

Securities of the series may be redeemed, in whole or in part, at the option of the Company or the means by which such period or periods or the date or dates or price or prices shall be determined or specified;

(7)the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the currency or currency unit in which the Debt Securities of each series are payable and the terms and conditions upon which and the period or periods within which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or the means by which such price or prices or period or periods shall be determined or specified;

(8)whether Bearer Securities of the series are to be issuable and, if so, whether Registered Securities of the series are also to be issuable and whether Registered Securities of such series may be exchanged for Bearer Securities of such series and the circumstances under which and the place or places where any such exchange, if permitted, may be made;

(9)if Bearer Securities of the series are to be issuable, (x) whether interest in respect of any portion of a temporary Global Security of the series payable in respect of any Interest Payment Date prior to the exchange of such temporary Global Security for a definitive Global Security or for definitive Debt Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Global Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date, and (y) the terms and conditions (including any certification requirements) upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Debt Securities of the series and the terms and conditions (including any certification requirements) upon which interests in a definitive Global Security, if any, may be exchanged for definitive Debt Securities of the series;

(10)whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Securities;

(11)the denominations in which Registered Securities of the series, if any, shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Securities of the series, if any, shall be issuable if other than denominations of $1,000, $10,000 and

$100,000 or the means by which such denominations shall be determined or specified;

(12)if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the means by which such portion shall be determined or specified;

(13)if other than Dollars, the currency or currencies of denomination of the Debt Securities of any series, which may be in any Foreign Currency or any composite currency, including but not limited to the ECU, and, if any such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

(14)the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Debt Securities of the series will be made, and the currency or currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities of the series, at the election of each of the Holders thereof, may also be payable;

(15)if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities of the series may be determined with reference to an index, formula or other method based on a currency or currencies other than that in which the Debt Securities of the series are denominated or designated to be payable, the manner in which such amounts shall be determined;

(16)if the payments of principal of (and premium, if any) or the interest on the Debt Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

(17)any deletions, modifications or additions to the Events of Default or covenants with respect to any series, other than or in addition to those set forth herein and any deletions, modifications or additions to the covenants of the Company with respect to the Debt Securities of such series set forth herein provided that no covenant required by the Trust Indenture Act as then in effect may be deleted;

(18)whether the Debt Securities of a series shall be subject to discharge and defeasance at the option of the Company pursuant to Section 1301;

(19)if Debt Securities of a series are subject to discharge and defeasance at the option of the Company pursuant to Section 1301, which of either Section 1301(c)(1) or (2) applies and whether Section 1301(g) or 1301(j) applies;

(20)any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debt Securities of a series; and

(21)any other terms and conditions (including any certification requirements) of the series.

All Debt Securities of any one series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer's Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by a Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 302. Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Debt Securities and except as provided in Section 303, the Debt Securities of each series, if any, shall be issuable in denominations of $1,000 and any integral multiple thereof, if in registered form, and $1,000, $10,000, and $100,000, if in bearer form.

SECTION 303. Execution, Authentication, Delivery and Dating.

(a)The Debt Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, a Vice President or the Treasurer, under its corporate seal reproduced thereon and attested to by its Secretary or an Assistant Secretary. The signature of any of these officers on the Debt Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company.

Debt Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or coupons or did not hold such offices at the date of such Debt Securities or coupons.

(b)At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities; provided, however, that, in connection with its original issuance, a Bearer Security in definitive form may be delivered only outside the United States and only if the Company or its agent shall have received from the Person entitled to delivery of such Bearer Security a certificate substantially in the form set forth in Exhibit A hereto and only if the Company has no reason to know that such certificate is false. The Trustee shall be entitled to receive, prior to the authentication and delivery of such Debt Securities, the supplemental indenture or the

Board Resolution by or pursuant to which the terms and form of such Debt Securities have been approved (and, if such form is approved pursuant to a Board Resolution together with an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company), an Officer's Certificate as to the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default, and, an Opinion of Counsel stating that:

(1)all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities and coupons, if any, conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(2)the forms of such Debt Securities and coupons, if any, have been established in conformity with the provisions of this Indenture;

(3)the terms of such Debt Securities and coupons, if any, have been established in conformity with the provisions of this Indenture;

(4)in the event that the forms or terms of such Debt Securities and coupons, if any, have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equity principles;

(5)the execution and delivery of such Debt Securities and coupons, if any, have been duly authorized by all necessary corporate action of the Company and such Debt Securities and coupons, if any, have been duly executed by the Company and, assuming due authentication by the Trustee and delivery by the Company, are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equity principles; and

(6)all laws and requirements in connection with the execution and delivery of Debt Securities of such series have been complied with.

Such Opinion of Counsel shall also address such other matters as the Trustee reasonably requests.

(c)If the Company shall establish pursuant to Section 301 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary,
(iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "This Debt Security is a Global Security within the meaning of the Indenture hereafter referred to and is registered in the name of a Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

(d)Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

(e)Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

(f)No Debt Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its authorized officers, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

SECTION 304. Temporary Debt Securities.

Pending the preparation of a definitive Global Security or definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities and coupons may determine, as conclusively evidenced by their execution of such Debt Securities and coupons. In the case of Debt Securities of any series, such temporary Debt Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 301(9)(y) with respect to a series of Debt Securities issuable as Bearer Securities (a) after the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder and (b) upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that neither a beneficial interest in a definitive Global Security in bearer form nor a definitive Bearer Security shall be delivered in exchange for a temporary Debt Security unless the Company or its agent shall have received a certificate substantially in the form set forth in Exhibit A hereto from the person entitled to receive such beneficial interest in a definitive Global Security or definitive Bearer Security; and provided further that delivery of a definitive Global Security in bearer form or a Bearer Security shall occur only outside the United States; and

provided further that neither a beneficial interest in a definitive Global Security in bearer form nor a definitive Bearer Security will be issued if the Company has reason to know that such certificate is false. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series except as otherwise specified as contemplated by Section 301 with respect to the payment of interest on Debt Securities in temporary form.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided. Unless and until otherwise determined by the Company, the Trustee shall act as Security Registrar and the Security Register shall be kept at the office or agency of the Trustee in Chicago, Illinois. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Trustee.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Trustee maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denomination or denominations and of like tenor and terms and aggregate principal amount.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Registered Securities of any series (other than a Global Security,

except as set forth below) may be exchanged for other Registered Securities of like tenor and terms of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Bearer Securities may not be delivered by the Trustee in exchange for Registered Securities.

At the option of the Holder, except as otherwise specified as contemplated by Section 301(9)(y) with respect to a Global Security issued in bearer form, Bearer Securities of any series may be exchanged for Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination) of like tenor and terms of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be.

Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for the Debt Securities of such series shall no longer be eligible under Section 303(d), the Company shall appoint a successor Depositary with respect to the Debt Securities of such series. If a successor Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(10) shall no longer be effective with respect to the Debt Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global

Security or Securities.

The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 301 with respect to a series of Debt Securities, the Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(i)to each Person specified by such Depositary a new Debt Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

(ii)to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Debt Securities (a) in definitive registered form in authorized denominations, if the Debt Securities of such series are issuable as Registered Securities, (b) in definitive bearer form in authorized denominations, with coupons attached, if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to believe that such certificate is false.

Upon the exchange of a Global Security for Debt Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The

Trustee shall deliver such Registered Securities to the Persons in whose names such Debt Securities are so registered. The Trustee shall deliver Bearer Securities issued in exchange for a Global Security pursuant to this Section to the Persons, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the Person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A hereto; and provided further that delivery of a Bearer Security shall occur only outside the United States; and provided further that no definitive Bearer Security will be issued if the Company has reason to believe that such certificate is false.

All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of such series selected for redemption under Section 1103 and ending at the close of business on (A) the day of mailing the relevant notice of redemption, if Debt Securities of the series are issuable only as Registered Securities, and (B) the day of the first publication of the relevant notice of redemption, if the Debt Securities of the series are issuable as Bearer Securities, or the mailing of the relevant notice of redemption, if the Debt Securities of the series are also issuable as Registered Securities and there is no publication, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any

Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series (if the Debt Securities of such series are issuable as Registered Securities), or (iv) to register the transfer of or exchange any Debt Security if the Holder thereof has expressed his right, if any, to require the Company to repurchase such Debt Security, in whole or in part, except that portion of such Debt Security not required to be repurchased, provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.

Notwithstanding any other provision in this Indenture, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Debt Securities.

If (i) any mutilated Debt Security or a Bearer Security with a mutilated coupon appertaining to it is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Debt Security or Bearer Security with a mutilated coupon appertaining to it or to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen) or in lieu of any such destroyed, lost or stolen Debt Security, a new Debt Security of like tenor and terms and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Debt Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay such Debt Security or coupon; provided, however, that payment of principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States; and provided further that, with respect to any such coupons, interest represented thereby shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Debt Security or coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and printing costs) connected therewith.

Every new Debt Security of any series, with its coupons, if any, issued pursuant to this Section in exchange for any mutilated security or in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Bearer Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Debt Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons.

SECTION 307. Payment of Interest, Interests Rights Preserved.

Interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. At the option of the Company, payment of interest on any Registered Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such person pursuant to an arrangement that is satisfactory to the Trustee and the Company. In the event that payments shall be made by wire transfer, the Company shall arrange by 10:00 a.m. New York time on the Interest Payment Date for the wire transfer of money in immediately available funds to the Trustee or Paying Agent. The Trustee shall not be responsible or held liable for any loss resulting from a failure of the federal funds wire system or any other occurrence beyond its control in connection with wire transfers made pursuant to this Section.

Any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called

"Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a SpeciaI Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. Unless the Trustee is acting as the Security Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and principal amounts of Registered Securities of such series held by, the Holders appearing on the Security Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2)The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of, transfer of, in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in a Global Security, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Security.

SECTION 309. Cancellation.

Unless otherwise provided with respect to a series of Debt Securities, all Debt Securities and coupons surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder for which the Company has not issued and sold, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and coupons held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Debt Securities or coupons be returned to it.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Payment in Currencies.

(a)Payment of the principal of (and premium, if any) and interest on the Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 301; provided that the Holder of a Registered Security of such series may elect to receive such payment in any one of (i) Dollars and (ii) any other currency designated for such purpose pursuant to Section 301. A Holder of a Registered Security may make such election by delivering to the Trustee a written notice thereof, substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Trustee, not later than the close of business on the Regular or Special Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Trustee a written notice substantially in the form attached hereto as Exhibit B or in such other form as may be acceptable to the Trustee specifying a change in the currency in which such payment is to be made provided that any such notice must be delivered to the Trustee not later than the close of business on the Regular or Special Record Date immediately preceding the next Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, in order to be effective for the payment to be made thereon; and provided further that no such change in currency may be made with respect to payments to be made on any Registered Security with respect to which notice of redemption has been given by the Company pursuant to Article Eleven.

(b)Except as otherwise specified as contemplated by Section 301, the Trustee shall deliver to the Company, not later than the eighth Business Day after the Regular or Special Record Date with respect to an Interest Payment Date or the tenth day immediately preceding the Maturity of an instalment of principal, as the case may be, with respect to a series of Debt Securities, a written notice specifying, in the currency or currencies in which the Debt Securities of such series are denominated, the aggregate amount of the principal of (and premium, if any) and interest on such Debt Securities to be paid on such payment date. If payments on any such Debt Securities are designated to be made in a currency other than the currency in which such Debt Securities are denominated or if at least one Holder of a Registered Security has made the election referred to in subsection (a) above with respect to such Debt Securities, then the written notice referred to in the proceeding sentence shall also specify, in each currency in which payment with respect to such series of Debt Securities is to be made pursuant to said subsection (a), the amount of principal of (and premium, if any) and interest on such series of Debt Securities to be paid in such currency on such payment date.

(c)The Company shall deliver, not later than the fourth Business Day following each Regular or Special Record Date or the tenth day immediately preceding the Maturity of an instalment of principal, as the case may be, to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Except as otherwise specified as contemplated by Section 301, the amount receivable by Holders of Registered Securities who have elected payment in a currency other than the currency in which such Registered Securities are denominated as provided in subsection (a) above shall be determined by the Company on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

(d)
(i) If the Foreign Currency in which Debt Securities of a series are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each date for the payment of principal of (and premium, if any) and interest on such Debt Securities and any coupons appertaining thereto occurring after the final date on which the Foreign Currency was so used, all payments with respect to such Debt Securities and any coupons appertaining thereto shall be made in Dollars, provided that payment to a Holder of a Registered Security of such series shall be made in a different Foreign Currency if that Holder has elected or elects payment in such Foreign Currency as provided for by subsection (a) above. If payment is to be made in Dollars to the Holders of any such Debt Securities or coupons pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the

Trustee as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, and shall be equal to the sum obtained by converting the specified Foreign Currency into Dollars at the Exchange Rate on the last Record Date on which such Foreign Currency was so used in either such capacity.

If a Holder of a Registered Security denominated in a composite currency has elected payment in a specified Foreign Currency as provided for by subsection (a) above and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall, subject to subsection (d)(ii) below, receive payment in such composite currency, provided that such payment to such Holder shall be made in a different Foreign Currency or in Dollars if that Holder has elected or elects payment in such Foreign Currency or in Dollars as provided for by subsection (a) above.

(ii) If the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or if any other composite currency in which a Debt Security is denominated or payable ceases to be used for the purposes for which it was established, then with respect to each date for the payment of principal of (and premium, if any) and interest on Debt Securities of a series denominated in ECU or such other composite currency, as the case may be, occurring after the last date on which the ECU or such other composite currency, as the case may be, was so used (the "Conversion Date"), all payments with respect to such Debt Securities and any appurtenant coupons shall the made in Dollars, provided that payment to a Holder of a Registered Security of such series shall be made in a Foreign Currency if that Holder has elected or elects payment in such Foreign Currency as provided for by subsection (a) above.

If payment with respect to Debt Securities of a series denominated in ECU or any other composite currency is to be made in Dollars pursuant to the provisions of the preceding paragraph, then the amount to be paid in Dollars on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, and shall be equal to the sum of the amounts obtained by converting each Component of such composite currency into Dollars at the Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, multiplied by the number of ECU or units of such other composite currency, as the case may be, that would have been so paid had the ECU or such other composite currency, as the case may be, not ceased to be so used. If payment is to be made in a Foreign Currency to the Holders of Debt Securities of such series pursuant to the preceding paragraph, then the amount to be paid in such Foreign Currency on a payment date by the Company to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular or Special Record Date with respect to such Interest Payment Date or the fifteenth day immediately preceding the Maturity of an instalment of principal, as the case may be, and shall be determined by (A) converting each Component of such composite currency into Dollars at the Exchange Rate for such Component on such Record Date or fifteenth day, as the case may be, and (B) converting the sum in Dollars so obtained into such Foreign Currency at the Exchange Rate for such Foreign Currency on such Record Date or fifteenth day, as the case may be.

(e)All decisions and determinations of the Trustee regarding conversion of Foreign Currency into Dollars pursuant to subsection (d)(i) above or the conversion of ECU or any other composite currency into Dollars or Foreign Currency pursuant to subsection (d)(ii) above or the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities. If a Foreign Currency in which payment of Debt Securities of a series may be made, pursuant to subsection (a) above, ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 106) specifying the last date on which the Foreign Currency was used for the payment of principal of (and premium, if any) or interest on such Debt Securities. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or any other composite currency in which a Debt Security is denominated or payable ceases to be used for the purposes for which it was established, the Company, after learning thereof, will give notice thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 106) specifying the Conversion Date with respect to such composite currency and the Components of such composite currency on such Conversion Date. In the event of any subsequent change in any Component, the Company, after learning thereof, will give notice to the Trustee similarly. The Trustee shall be fully justified and protected in relying and acting upon the information so received by it from the Company and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 312. Certification by a Person Entitled to Delivery of a Bearer Security.

Whenever any provision of this Indenture or a Debt Security contemplates that certification be given by a Person entitled to delivery of a Bearer Security, such certification shall be provided substantially in the form of Exhibit A hereto, with only such changes as shall be approved by the Company.

SECTION 313. Judgments.

The Company may provide, pursuant to Section 301, for the Debt Securities of any series that (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Debt Securities of such series and any appurtenant coupons in a Foreign Currency, composite currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 301 or elected pursuant to Section 311 is of the essence and agree that, to the fullest extent possible under applicable law and except as otherwise provided by Section 311, judgments in respect of such Debt Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Debt Securities and any appurtenant coupons shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) on the Business Day immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the

Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indentures.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest thereon and any right to receive additional amounts, as provided in Section 1006) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)either

(A)all Debt Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in Section 305, (ii) Debt Securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in Section 1107, and
(iv) Debt Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)all such Debt Securities not theretofore delivered to the Trustee for cancellation

(i)have become due and payable, or

(ii)will become due and payable at their Stated Maturity within one year, or

(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities and coupons not theretofore delivered to the Trustee for cancellation for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities and coupons which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)	the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraphs of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

"Event of Default" whenever used herein with respect to Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and such other events as may be established with respect to the Securities of that series as contemplated by Section 301 hereof:

(a)default in the payment of any instalment of interest upon any Debt Security of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)default in the payment of the principal of and premium, if any, on any Debt Security of that series as and when the same shall become due and payable at Maturity or by declaration or upon repayment; or

(c)	default in the payment of any sinking fund instalment as and when the same shall become due and payable by the terms of a Debt Security of that series; or

(d)failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or those set forth exclusively in the terms of any particular series of Debt Securities established as contemplated in this Indenture) continued for a period of 60 days after there has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities at the time Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(e)any obligation for borrowed money of, or guaranteed by, the Company shall not be paid when due by reason of acceleration or otherwise, the grace period, if any, provided with respect thereto shall have elapsed or any security therefor shall have become enforceable, and the aggregate due but unpaid amount of all such obligations shall be in excess of $10,000,000, and such acceleration or failure to pay shall not be rescinded, annulled or cured or such right of enforcement shall not be terminated for a period of 30 days after there has been given, by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debt Securities at the time Outstanding, a written notice specifying such Event of Default and requiring the Company to cause such acceleration or failure to pay or accrual of such right of enforcement to be rescinded, annulled, cured or terminated and stating that such notice is a "Notice of Default" hereunder, provided, however, that if such acceleration and the event of default giving rise thereto or such failure to pay such obligations or the events giving rise to such right of enforcement shall be remedied or cured by the Company or waived or terminated by the holders of such obligations, in each case prior to acceleration of the Maturity of the Debt Securities of such series, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured, waived or terminated without further action upon the part of either the Trustee or any of the Holders of the Debt Securities of such series; and provided, further, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

(f)a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g)the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or the Company shall take corporate action in furtherance of any such action; or

(h)any other Event of Default provided with respect to the Debt Securities of that series.

SECTION 502. Acceleration of Maturity: Rescission and Annulment.

If an Event of Default described in clauses (a), (b) or (c) of Section 501 or established pursuant to Section 301 with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then and in every such case unless the principal of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of such series (voting as a single class) may declare the principal amount (or, if the Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of and all accrued but unpaid interest on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. If an Event of Default described in clauses (d), (e), (f) or
(a)of Section 501 occurs and is continuing, then and in every such case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in principal amount of all the then Outstanding Debt Securities hereunder (treated as one class) may declare the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of and all accrued but unpaid interest on all the then Outstanding Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable.

At any time after such declaration of acceleration with respect to Debt Securities of any series (or all the Debt Securities, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration with respect to any Event of Default described in clauses (a), (b) or (c) of Section 501 or any other Event of Default established pursuant to Section 301 with respect to the Debt Securities of that series (or, in the case of an Event of Default described in clauses (d), (e), (f) or (g) of Section 501, the Holders of a majority in principal amount of all the Outstanding Debt Securities may, by written notice to the Company and the Trustee, rescind and annul such declaration), and its consequences if

(1)the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)all overdue instalments of interest on the Debt Securities of such series (or all Debt Securities, as the case may be) and any related coupons,

(B)the principal of (and premium, if any, on) the Debt Securities of such series (or all Debt Securities, as the case may be) that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Debt Securities,

(C)to the extent that payment of such interest is lawful, interest upon overdue instalments of interest on each such Debt Security and any related coupons at the rate or rates prescribed therefor in such Debt Securities,

(D)all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)all Events of Default with respect to Debt Securities of such series (or all Debt Securities, as the case may be), other than the non-payment of the principal of such Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)default is made in the payment of any instalment of interest on any Debt Security or any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)default is made in the payment of the principal of (or premium, if any, on) any Debt Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities and coupons, the whole amount then due and payable on such Debt Securities and coupons for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon any overdue principal (and premium, if any) and upon any overdue instalments of interest, at the rate or rates prescribed therefor in such Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities and coupons and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities and coupons, wherever situated.

If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities of a particular series or any related coupons or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of such series and any appurtenant coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Debt Securities or Coupons.

All rights of action and claims under this Indenture or the Debt Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities and coupons in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

and
FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities and any coupons, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities and any coupons for principal (and premium, if any) and interest, respectively. The Holders of any Debt Securities denominated in ECU, any other composite currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Trustee by converting the principal amount Outstanding of such Debt Securities and matured but unpaid interest on such Debt Securities in the currency in which such Debt Securities are denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Debt Securities (or, if there is no such rate on such date for the reasons specified in Section 311(d)(i), such rate on the date specified in such Section).

Any surplus then remaining shall be paid to the Company or to such other Person as shall be entitled to receive such surplus as specified by the Company.

SECTION 507. Limitation on Suits.

No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

(2)the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, or, in the case of any Event of Default described in clauses (d), (e), (f) or (g) of Section 501, 25% in principal amount of all the Outstanding Debt Securities, have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series or all the Outstanding Debt Securities, as the case may be;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debt Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Debt Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, damaged or stolen Debt Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Debt Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders of Debt Securities.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series (or all the Debt Securities, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or all the Debt Securities, as the case may be), provided that

(1)such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and

(2)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series and any related coupons waive any past default hereunder with respect to such series described in clauses (a), (b) or (c) of Section 501 or established pursuant to Section 301 with respect to the Debt Securities of that series (or, the Holders of not less than a majority in principal amount of all the Outstanding Debt Securities may on behalf of the Holders of all the Debt Securities and any related coupons waive any past default hereunder described in clauses (d), (e), (f) or (g) of Section 501) and its consequences, except a default

(1)in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series (or any Debt Security, as the case may be), or

(2)in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series (or each Outstanding Debt Security, as the case may be) or coupon affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Debt Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debt Security or the payment of any coupon on or after the respective Stated Maturity or Maturities expressed in such Debt Security or coupon (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a)With respect to Debt Securities of any series, except during the continuance of an Event of Default with respect to the Debt Securities of such series:

(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series or any coupons, as the case may be, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series the Trustee shall transmit by mall to all Holders of Debt Securities of such series, entitled to receive reports pursuant to Trust Indenture Act Section 313(c), notice of each default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or any related coupons or in the payment of any sinking fund instalment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided further that in the case of any default of the character specified in Section 501(d) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

SECTION 603. Certain Rights of Trustee.

Except as otherwise provided in Section 601:

(a)the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

(d)the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of such series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series or any coupons. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

SECTION 605. May Hold Debt Securities or Coupons.

The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and coupons, and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1)to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a claim prior to the Debt Securities and any coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Debt Securities or any coupons.

SECTION 608. Disqualification; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the TIA. SECTION 609. Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of

condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as a Trustee hereunder.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(c)The Trustee may be removed at any time with respect to the Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company.

(d)	If at any time:

(1)the Trustee shall fail to comply with Section 608 with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(2)the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

(4)	the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay it debts generally as they become due, or shall take corporate action in furtherance of any such action.

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Debt Securities of such series and the appointment of a successor Trustee.

(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the debt Securities of such series.

(f)The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Debt Securities of such series are issuable as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

(a)In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

(c)Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation in to which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect that this Indenture provides for the certificate of authentication of the Trustee.

SECTION 613. Preferential Collection of Claims Against Company.

The preferential collection of claims against the Company are governed by TIA Section 311.

SECTION 614. Appointment of Authenticating Agent.

Upon a Company Request, the Trustee shall appoint an authenticating agent with respect to a series of Debt Securities (the "Authenticating Agent"), for such period as the Company shall elect, to act as the Trustee's agent on its behalf and subject to its direction in connection with the authentication and delivery of Debt Securities of such series. Debt Securities of such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by the Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times meet the eligibility requirements for the Trustee set forth in Section 609.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign with respect to one or more series of Debt Securities by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of such termination to such Authenticating Agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614 with respect to one or more series of Debt Securities, the Trustee shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Trustee agrees to pay each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 607. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

ARTICLE SEVEN

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee with respect to Debt Securities of each series for which it acts as Trustee:

(a)at least semi-annually, not more than 15 days after the Regular Record Date in respect of the Debt Securities of such series or on June 30 and December 31 of each year with respect to each series of Debt Securities for which there are no Regular Record Dates, (i) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date or June 15 or December 15, as the case may be, and (ii) all other information in the possession or control of the Company or any Paying Agent as to the names and addresses of the Holders of Debt Securities, and

(b)at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

(a)The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. The Trustee shall preserve for at least two years the names and addresses of Holders of Bearer Securities filed with the Trustee pursuant to TIA Section 313(c).

(b)If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii)inform such applicants as to the approximate number of Holders of

Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)Every Holder of Debt Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703. Reports by Trustee.

(a)The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.

(b)	A copy of each such report shall, at the time of such transmission to

Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Debt Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

The Company will:

(1)file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)transmit by mail to all Holders of Debt Securities, in the manner and to the extent provided in TIA Section 313(c) with respect to reports pursuant to Section 703(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE SALE OR LEASE

SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Debt Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)to evidence the succession of another Person to the Company, and the assumption by such successor of the covenants of the Company herein and in the Debt Securities contained; or

(2)to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities or coupons (and, if such covenants are to be for the benefit of less than all series of Debt Securities or coupons, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3)to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Debt Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

(4)to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any, on) Registered Securities to be exchanged for Bearer Securities, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

(5)to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holders of any such Debt Security with respect to such provision or, (ii) shall become effective only when there is no such Debt Security Outstanding; or

(6)to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301; or

(7)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611 (b); or

(8)to secure the Debt Securities pursuant to the requirements of Section 801 or otherwise; or

(9)to evidence any changes to Sections 608 or 609 permitted by the terms thereof; or

(10)to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons; or

(11)to effect any change to qualify this Indenture under the Trust Indenture Act.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities and any related coupons; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby:

(1)change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or the method of computation of the rate of interest thereon or any premium payable upon redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1006, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or change the coin or currency in which, any Debt Security or the interest thereon or the method of computation of the rate of interest thereon or any coupon is payable, change any right of redemption, purchase or repayment by the Company at the option of the Holders, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or

(3)modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "The Trustee" and concomitant changes in this Section and Section 1009, or the deletion of this proviso in accordance with Sections 611 and 901(7).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and, in connection with a supplemental indenture executed pursuant to Section 901, no consent of the Holders is required in connection therewith, and, in connection with a supplemental indenture executed pursuant to Section 902, that the requisite consents of the Holders have been validly obtained in accordance with Section 902 hereof. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Debt Securities to Supplemental Indentures.

Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series and any appurtenant coupons so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series and any appurtenant coupons.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Debt Securities and any appurtenant coupons that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities and any appurtenant coupons in accordance with the terms of the Debt Securities, any appurtenant coupons and this Indenture. Any interest due on Bearer Securities on or before Maturity, other than additional amounts, if any, payable as provided in Section 1006 in respect of principal of (or premium, if any, on) such a Debt Security, shall be payable only upon presentation and surrender of the several coupons for such interest instalments as are evidenced thereby as they severally mature.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series (but, except as otherwise provided below,

unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented or surrendered for payment, where Debt Securities of such series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series that is located outside the United States where Debt Securities of such series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of such series pursuant to Section 1006); provided, however, that if the Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1006) at the place specified for the purpose pursuant to Section 301 or, if no such place is specified, at the main office of the Trustee in London, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

No payment of principal of or premium or interest (including additional amounts payable in respect thereof) on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of and any premium and interest (including additional amounts payable in respect thereof) on any Bearer Security may be made in Dollars at the Corporate Trust Office of the Trustee in Chicago, Illinois if (but only if) payment of the full amount of such principal, premium, interest or additional amounts at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of one or more series and any appurtenant coupons (subject to the preceding paragraph) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Debt Securities, for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

SECTION 1003. Money for Debt Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series and any appurtenant coupons, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series and any appurtenant coupons, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(1)hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series and any appurtenant coupons in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series or any appurtenant coupons) in the making of any payment of principal of (and premium, if any) or interest on the Debt Securities of such series or any appurtenant coupons; and

(3)at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series or any appurtenant coupons and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 1005. Appointments to Fill Vacancies in Trustee's Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 610, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

SECTION 1006. Payment of Additional Amounts.

If the Debt Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Debt Security of any series or any coupon appertaining thereto additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Debt Security of any series or any related coupon or the net proceeds received on the sale or exchange of any Debt Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in terms of such Debt Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Debt Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Debt Securities (or if the Debt Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) or interest on the Debt Securities of that series shall be made to Holders of Debt Securities of that series or the related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Debt Securities of that series. If any such withholding shall be required, then such Officer's Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debt Securities or coupons and the Company will pay to the Trustee or such Paying Agent prior to the payment of interest or principal the additional amounts, if any, required by the terms of such Debt Securities and the first paragraph of this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section 1006.

SECTION 1007. Purchase of Debt Securities by Company or Subsidiary.

If and so long as the Debt Securities of a series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not, and will not permit any of its Subsidiaries to, purchase any Debt Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Debt Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

SECTION 1008. Officer's Certificate as to Default.

The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge. For the purpose of this Section 1008, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 1009. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1007 with respect to the Debt Securities of any series if, before the time for such compliance, the Holders of at least a majority in principal amount of the Debt Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF DEBT SECURITIES

SECTION 1101. Applicability of Article.

Debt Securities of any series, or any Tranche thereof, that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series or Tranche) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Debt Securities shall be pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series or Tranche, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, the series or the Tranche of the Debt Securities to be redeemed and of the principal amount of Debt Securities of any series or such Tranche to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Debt Securities to Be Redeemed.

Except as otherwise specified as contemplated by Section 301 for Debt Securities of any series, if less than all the Debt Securities of any series, or any Tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Debt Securities of such series, or any Tranche thereof, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof that is also an authorized denomination) of the principal amount of Registered Securities or Bearer Securities (if issued in more than one authorized denomination) of such series, or any Tranche thereof, of a denomination larger than the minimum authorized denomination for Debt Securities of such series.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security that has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106 not less than 30 or more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed.

All notices of redemption shall state:

(1)the Redemption Date,

(2)	the Redemption Price,

(3)if less than all Outstanding Debt Securities of any series, or any Tranche thereof, are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed,

(4)that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

(5)the Place or Places of Payment where such Debt Securities, together in the case of Bearer Securities with all coupons, if any, appertaining thereto maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

(6)	that the redemption is for a sinking fund, if such is the case, and

(7)	the CUSIP number, if any.

Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof that are to be redeemed on that date.

SECTION 1106. Debt Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that instalments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided further that instalments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Securities, registered as such on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

SECTION 1107. Debt Security Redeemed in Part.

Any Registered Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Registered Security or Registered Securities of the same series, or Tranche thereof, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, and any Bearer Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company located outside the United States, except as otherwise provided in Section 1002, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security outside the United States without service charge, a new Bearer Security or Bearer Securities of the same series, or Tranche thereof, (or a new Registered Security or Registered Securities of the same series, or Tranche thereof, if the Debt Securities of such series are issuable as Registered Securities), of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except in either case that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified as contemplated by Section 301 for Debt Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debt Securities of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Debt Securities.

The Company (1) may deliver Outstanding Debt Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Debt Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series, provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Debt Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash, the portion thereof, if any, that is to be satisfied by crediting Debt Securities of that series pursuant to Section 1202 and the basis for any such credit and, prior to or concurrently with the delivery of such Officer's Certificate, will also deliver to the Trustee any Debt Securities to be so credited and not theretofore delivered to the Trustee. Not less than 30 days (unless a shorter period shall be satisfactory to the Trustee) before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE

SECTION 1301. Discharge and Defeasance of Debt Securities of any Series.

If this Section 1301 is specified, as contemplated by Section 301, to be applicable to the Debt Securities of any series, then, notwithstanding the provisions of Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debt Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such Outstanding Debt Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall upon Company Request, execute proper instruments acknowledging the same), except as to:

(a)the rights of Holders of Debt Securities of such series to receive, solely from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of (and premium, if any) and each instalment of principal of (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or instalment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Debt Securities; and

(b)the rights, powers, trusts, duties and immunities of the Trustee hereunder with respect to such series, including those set forth in Section 607; and

(c)either (1) if this Section 1301 (c) (1) is specified, as contemplated by Section 301, to be applicable to the Debt Securities of any series, the Company's obligations with respect to the Debt Securities of such series under Sections 304, 305, 306, 1002 and 1003; or, alternatively, (2) if this Section 1301(c) (2) is specified, as contemplated by Section 301, to be applicable to the Debt Securities of any series, the Company's obligations with respect to such Debt Securities under Sections 304, 305, 306, 1001, 1002 and 1003;

provided that the following conditions shall have been satisfied:

(d)the Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements of Section 609 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of that series, with reference to this Section 1301, (i) money in an amount, or (ii) Government

Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one Business Day before the due date of any payment referred to in clause (A) or (B) of this subparagraph
(d)money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each instalment of principal of (and premium, if any) and interest, if any, on the Outstanding Debt Securities of such series on the Stated Maturity of such principal or instalment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments or analogous payments applicable to the Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debt Securities;

(e)such deposit shall not cause the Trustee with respect to the Debt Securities of such series to have a conflicting interest as defined in Section 608 or for purposes of the Trust Indenture Act with respect to the Debt Securities of any series;

(f)such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(g)if this Section 1301 (g) is specified, as contemplated by Section 301, to be applicable to the Debt Securities of any series, such provision would not cause any Outstanding Debt Securities of such series then listed on the New York Stock Exchange or other nationally-recognized securities exchange to be de-listed as a result thereof;

(h)no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of that series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;

(i)such deposit shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder;

(j)if this Section 1301 (j) is specified, as contemplated by Section 301, to be applicable to the Debt Securities of any series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that, based upon applicable United States Federal income tax law or a ruling published by the United States Internal

Revenue Service (which opinion, for the purposes contemplated by Section 1301(c)(1), must be based on a change in applicable United States Federal income tax law after the date of this Indenture or a ruling published by the United States Internal Revenue Service after the date of this Indenture), the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(k)the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance and discharge contemplated by this Section have been complied with.

"Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case under Clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligations evidenced by such depository receipt.

SECTION 1302. Repayment to Company.

The Trustee and any Paying Agent shall promptly pay to the Company upon Company Request any money or Government Obligations which, in the opinion of a nationally recognized firm of independent accounts expressed in a written certification thereof delivered to the Trustee, are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series and any related coupons for which money or Government Obligations have been deposited pursuant to Section 1301 held by them at any time.

The Trustee and any Paying Agent shall pay to the Company upon Company Request any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for two years after the Maturity of the Debt Securities for which a deposit has been made pursuant to Section 1301. After such payment to the Company, the Holders of the Debt Securities of such series and any related coupons shall thereafter, as unsecured general creditors, look only to the Company for the payment thereof.

SECTION 1303. Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited Government Obligations or the principal or interest received or accrued on such Government Obligations.

SECTION 1304. Application of Trust Money.

Subject to the provisions of Section 1302, all money and Government Obligations deposited with the Trustee pursuant to Section 1301 and all money received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and Government Obligations have been deposited with the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 1301.

SECTION 1305. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1304 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1304 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1304; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Debt Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

MEETING OF HOLDERS OF DEBT SECURITIES

SECTION 1401. Purposes for Which Meetings May Be Called.

A meeting of Holders of Debt Securities of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series.

SECTION 1402. Call, Notice and Place of Meetings.

(a)The Trustee may at any time call a meeting of Holders of Debt Securities of any or all series for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Debt Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 or more than 180 days prior to the date fixed for the meeting.

(b)In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any series shall have requested the Trustee to call a meeting of the Holders of Debt Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debt Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

SECTION 1403. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Debt Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1404. Quorum; Action.

The Persons entitled to vote not less than a majority in principal amount of the Outstanding Debt Securities of a series shall constitute a quorum for a meeting of Holders of Debt Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debt Securities of such series that shall constitute a quorum.

Any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series.

To the extent consistent with the terms of this Indenture, any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Debt Securities of such series and the related coupons, whether or not present or represented at the meeting.

SECTION 1405. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities of such series in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b)The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 1402(b), in which case the Company or the Holders of Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting.

(c)At any meeting each Holder of a Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or the equivalent in ECU, any other composite currency or a Foreign Currency (as determined by the Company in good faith) as of the date of original issuance of such Debt Security) of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debt Security of such series or proxy.

(d)Any meeting of Holders of Debt Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1406. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Debt Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FIFTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1501. Applicability of Article.

Repayment of Debt Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Debt Securities and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series) in accordance with this Article.

SECTION 1502. Repayment of Debt Securities.

Debt Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Debt Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Debt Securities. The Company covenants that on or before the Repayment Date the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Debt Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Debt Securities or portions thereof, as the case may be, to be repaid on such date provided, however, that the Repayment Price of and accrued interest on Bearer Securities shall be deposited only at an office agency located outside the United States (except as otherwise provided in Section 1002).

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Bearer Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

SECTION 1503. Exercise of Option.

Debt Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Debt Securities. To be repaid at the option of the Holder, any Debt Security so providing for such repayment, with the "Option of Elect Repayment" form on the reverse of such Debt Security duly completed by the Holder, must be received by the Company at the Place of Payment therefor specified in the terms of such

Debt Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Debt Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date; provided, however, that Bearer Securities shall be surrendered, and notice of the exercise of such option shall be delivered, only at an office or agency located outside the United States (except as otherwise provided in Section 1002). If less than the entire principal amount of such Debt Security is to be repaid in accordance with the terms of such Debt Security, the principal amount of such Debt Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Debt Security, and the denomination or denominations of the Debt Security or Debt Securities to be issued to the Holder for the portion of the principal amount of such Debt Security surrendered that is not to be repaid must be specified. The principal amount of any Debt Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Debt Security would be less than the minimum authorized denomination of Debt Securities of the series of which such Debt Security to be repaid is a part. Except as otherwise may be provided by the terms of any Debt Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1504. When Debt Securities Presented for Repayment Become Due and Payable.

If Debt Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Debt Securities, such Debt Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Debt Securities on such Repayment Date) interest on such Debt Securities or the portions thereof, as the case may be, shall cease to accrue.

SECTION 1505. Debt Securities Repaid in Part.

Upon surrender of any Debt Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge and at the expense of the Company, a new Debt Security or Debt Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Debt Security so surrendered which is not to be repaid.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Debt Securities shall relate, in the case of any Debt Securities, repaid or to be repaid only in part, to the portion of the principal of such Debt Security which has been or is to be repaid.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

COMPANY
SOUTHERN CALIFORNIA EDISON

[CORPORATE SEAL]

BY W. J. Scilacci
W. J. Scilacci
Assistant Treasurer

Attest:

Kenneth S. Stewart
Kenneth S. Stewart
Secretary

HARRIS TRUST AND SAVINGS BANK

BY R. G. Mason
R. G. Mason
Vice President

[CORPORATE SEAL]

Attest:

D. G. Donovan
D. G. Donovan Assistant Secretary

STATE OF CALIFORNIA        }
} ss.
COUNTY OF LOS ANGELES    }

On January 26, 1993, before me, Dorothy J. Fulco, a Notary Public, personally appeared
W. J. Scilacci and Kenneth S. Stewart personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

Dorothy J. Fulco
Dorothy J. Fulco
Notary Public, State of California

(Seal)

My Commission expires on March 20, 1995

STATE OF ILLINOIS    }
} ss.
COUNTY OF COOK    }

On this 27th day of January, 1993, before me personally appeared R. G. Mason and D. G. Donovan, Vice President and Assistant Secretary of Harris Trust and Savings Bank, respectively, known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

T. Muzquiz
T. Muzquiz
Notary Public, Cook County, State of Illinois

(Seal)

My Commission expires on July 12, 1993

A-1

Exhibit A

[Form of Certificate to be Given by Person Entitled to Receive Bearer Security]

Certificate

[Insert title or sufficient description of Debt Securities to be delivered]

This is to certify that the above-captioned Debt Securities, held by you for our account (i) are owned by Person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees on its own behalf or through its agent, that it will provide a proper certificate to the Company stating that it will comply with the requirements of Section 165(j)(3)(A),(B) or (C) of the United States Internal Revenue code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163- 5(c)(2)(i)(D)(7)), and, in addition, if we are a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), we certify that we have not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of above-captioned Debt Securities in bearer form as to all of such Securities.

A-2

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:    , 19

(Name of Person Entitled to Receive Bearer Security)

(Authorized Signatory)
Name:
Title:

B-1

Exhibit B

Form of Election to receive payments in [Dollars or other applicable currency]
or to rescind such election

The undersigned, registered owner of certificate number R- , representing [name of series of Debt Securities] (the "Debt Securities") in an aggregate principal amount of    , hereby

| | elects to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Debt Securities and, subject to the terms and conditions set forth in the Indenture under which the Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

| | rescinds the election previously submitted by the undersigned to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Debt Securities.

(Name of Owner)

(Signature of Owner)